Exhibit 99.1

Jack in the Box Inc. to Webcast Second Quarter Fiscal 2020 Earnings Conference Call on May 14

SAN DIEGO--(BUSINESS WIRE)--May 6, 2020--Jack in the Box Inc. (NASDAQ: JACK) will report second quarter fiscal 2020 financial results after market close on Wednesday, May 13, 2020, and the company will host a conference call to review the results on Thursday, May 14, 2020, beginning at 8:30 a.m. PT. The call will be webcast live over the Internet.

To access the live call through the Internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the call, in order to download and install any necessary audio software. A playback of the call will be available through the conference-call link on the Jack in the Box Inc. investors page beginning at approximately 11:30 a.m. PT on May 14, 2020.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Contacts

Investor Contact:
Rachel Webb, (858) 571-2683